UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2011 (June 13, 2011)
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2815 Eastlake Avenue East, Suite 300, Seattle, Washington		98102
(Address of principal executive offices)		(Zip Code)

(206) 336-5560
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On June 13, 2011, an investigative new drug application (“IND”) for a Phase I clinical trial on a set of Her2/neu breast cancer antigens was filed by Principle Investigator, Dr. Keith Knutson of the Mayo Clinic, Rochester, MN where the study will be conducted.

This filing is for a prospective safety study that will examine the safety and immunological responses of a set of Her2/neu antigens in breast cancer patients that have completed adjuvant chemotherapy and/or radiation therapy. TapImmune has the exclusive option to license this technology after Phase I studies have been completed.

Subject to approval of the IND by the Food and Drug Administration, the Mayo Clinic and TapImmune will sign a Research Agreement and TapImmune will sponsor the clinical trial (“Trial”). TapImmune has committed to spending up to $841,000 for the Trial.

TapImmune plans to evaluate this technology in the development of a Her2/neu positive breast cancer vaccine that contains Her2/neu antigens plus the Company’s proprietary TAP technology.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By:    /s/ Glynn Wilson
Title: Chairman & CEO
June 14, 2011